From: Brendan Conway (media)
414-221-4444
brendan.conway@wecenergygroup.com

Beth Straka (investment community)
414-221-4639
beth.straka@wecenergygroup.com

June 25, 2025

We Energies announces updated timeline for Oak Creek plant retirements

MILWAUKEE — We Energies announced today that the company plans to extend the operating lives of units 7 and 8 at the Oak Creek Power Plant, and expects to have the units available to meet high energy demand periods through the end of 2026. The plant was scheduled to retire at the end of 2025.

The decision to postpone the retirement dates for these units is based on two critical factors: tightened energy supply requirements in the Midwest power market and the need to serve customers with safe, reliable and affordable energy — especially on the hottest and coldest days of the year.

“Reliability is at the forefront of everything we do. This decision will help us keep the lights on every day and every season,” said Mike Hooper, president — We Energies. “Just this month, national grid experts raised the alarm of elevated risks of power supply shortages and price spikes due to plant closures and increasing energy demand in the Upper Midwest. We will continue to evaluate the future of the plant based on capacity needs, available generation and what is financially prudent.”

Oak Creek units 7 and 8 were built and placed into service in the 1960s. They are equipped with modern environmental controls and have a total capacity of 610 megawatts (MW).

We Energies is actively planning, permitting or constructing more than 6,300 MW of new generation — including natural gas, wind, solar — and battery storage over the next five years to meet customers’ energy needs and provide enhanced grid stability. The extension of the Oak Creek units is not expected to delay these projects.

We Energies serves more than 1.1 million electric customers and 1.1 million natural gas customers in Wisconsin. We Energies is the trade name of Wisconsin Electric Power Co. and Wisconsin Gas LLC, subsidiaries of WEC Energy Group Inc. (NYSE: WEC). Learn more about We Energies at we-energies.com and WEC Energy Group at wecenergygroup.com.

Forward-looking statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management’s current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these statements. Forward-looking statements include, among other things, statements concerning management’s expectations and projections regarding power supply, customer demand, and new generation projects. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “should,” “targets,” “will” or similar terms or variations of these terms.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: general economic conditions, including business and competitive conditions in the company’s service territories; timing, resolution and impact of rate cases and other regulatory decisions; the company’s ability to continue to successfully integrate the operations of its subsidiaries; availability of the company’s generating facilities and/or distribution systems; unanticipated changes in fuel and purchased power costs; key personnel changes; unusual, varying or severe weather conditions; continued industry restructuring and consolidation; continued advances in, and adoption of, new technologies that produce power or reduce power consumption; energy and environmental conservation efforts; electrification initiatives, mandates and other efforts to reduce the use of natural gas; the company’s ability to successfully acquire and/or dispose of assets and projects and to execute on its capital plan; terrorist, physical or cyber-security threats or attacks and data security breaches; construction risks; labor disruptions; equity and bond market fluctuations; changes in the company’s and its subsidiaries’ ability to access the capital markets; changes in tax legislation or our ability to use certain tax benefits and carryforwards; changes in and uncertainty around federal, state, and local legislation and regulation, including changes resulting from the current U.S. presidential administration, as well as in rate-setting policies or procedures and environmental standards, in the enforcement of these laws and regulations and in the interpretation of regulations or permit conditions by regulatory agencies; supply chain disruptions; inflation; political or geopolitical developments impacting the global economy, supply chain and fuel prices generally, including as a result of changes to U.S. and foreign government trade policies or from ongoing, escalating, or expanding regional or international conflicts; the impact from any health crises, including epidemics and pandemics; current and future litigation and regulatory investigations, proceedings or inquiries; the ability of the Company to successfully and/or timely adopt new technologies, including artificial intelligence; the financial performance of the American Transmission Company as well as projects in which the company’s energy infrastructure business invests; the ability of the company to obtain additional generating capacity at competitive prices; and other factors described under the heading “Factors Affecting Results, Liquidity and Capital Resources” in Management’s Discussion and Analysis of Financial Condition and Results of Operations and under the headings “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” contained in the company’s Form 10-K for the year ended December 31, 2024, and in subsequent reports filed with the Securities and Exchange Commission. Except as may be required by law, the company expressly disclaims any obligation to publicly update or revise any forward-looking information.